AMENDMENT 2 TO THE WILLIAM D. GEHL/GEHL COMPANY
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                         DATED AS OF DECEMBER 19, 1997.

     THIS AMENDMENT is made by and between Gehl Company ("GEHL"), a Wisconsin corporation with its principal place of business in West Bend, Wisconsin, and William D. Gehl, ("Employee") as of April 19, 2000.

                                    RECITALS

     WHEREAS, GEHL and Employee wish to amend the Employment Agreement between the parties dated December 19, 1997, previously amended as of December 18, 1998.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

     Section 5, Change in Control, shall be revised as follows: A new Subsection "(e)" shall be added:

     "(e) The present value of the Employee's benefits under Section 2 of the Employee's most current Supplemental Retirement Benefit Agreement using a discount rate equal to the "GATT" interest rate that would be used by the Gehl Company Retirement Income Plan "B" to calculate the amount of a lump sum distribution to be made on the same date as the payment hereunder."

     IN WITNESS WHEREOF, GEHL has caused this Agreement to be executed by its duly authorized officers, and Employee has hereunto set his hand, all as of the date set forth above.


                              GEHL COMPANY


                              ___________________________________
                              Its Director


                              ___________________________________
                              Employee